  SUPPLEMENT TO THE INVESTMENT ADVISORY CONTRACT

PIMCO Funds
840 Newport Center Drive
Newport Beach, California 92660

February 28, 2006

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

RE:  Small Cap StocksPLUS TR Fund (the "Fund")

Dear Sirs:

As provided in the Investment Advisory Contract between PIMCO Funds (the
"Trust") and Pacific Investment Management Company LLC (the "Adviser") dated
May 5, 2000 (as restated August 19, 2003) (the "Contract"), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at a fee rate set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Fund to Exhibit A.  Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.

[Insert Exhibit A here]

If the foregoing correctly sets forth the Contract between the Trust and the
Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

     Very truly yours,

     PIMCO Funds

     By: /s/ Jeff Sargent
Title:  Senior Vice President
     Date:  February 28, 2006

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By: /s/ Brent R. Harris
Title:  Managing Director
Date:  February 28, 2006

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   INVESTMENT ADVISORY CONTRACT

    PIMCO FUNDS
   840 Newport Center Drive
       Newport Beach, California 92660

    May 5, 2000
   (as restated August 19, 2003)

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California  92660

Dear Sirs:

 This will confirm the agreement between the undersigned (the "Trust")
and Pacific Investment Management Company LLC (the "Adviser") as follows:

1. The Trust is an open-end investment company which has separate investment portfolios, listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (the publicly registered funds are collectively defined as the "Funds" and each, a "Fund";
the privately registered portfolios are collectively defined as the
"Portfolios" and each, a "Portfolio"), all of which are subject to this agreement, as supplemented.  Additional investment portfolios may be established in the future.  This Contract shall pertain to the Funds and
Portfolios and to such additional investment portfolios as shall be designated in amendments or Supplements to this Contract, as further agreed between the Trust and the Adviser.  Ten separate classes of shares of beneficial interest in the Trust may be offered to investors in each Fund.
The Trust engages in the business of investing and reinvesting the assets of each Fund and Portfolio in the manner and in accordance with the investment objective and restrictions applicable to that Fund and Portfolio as specified in the currently effective Prospectus (the "Prospectus") for the Trust included in the registration statements, as amended from time to time (the
"Registration Statement"), filed by the Trust under the Investment Company
Act of 1940 (the "1940 Act") and the Securities Act of 1933 (the "1933 Act").
Copies of the documents referred to in the preceding sentence have been furnished to the Adviser.  Any amendments to those documents shall be furnished to the Adviser promptly.  Pursuant to a Distribution Contract, as amended (the "Distribution Contract"), between the Trust and PIMCO Advisors
Distributors LLC (the "Distributor"), the Funds and Portfolios have employed the Distributor to serve as principal underwriter for the shares of beneficial interest of the Trust.  Pursuant to an Administration Agreement
("Administration Agreement") between the Trust and the Adviser, the Trust has also retained the Adviser to provide the Funds and Portfolios with administrative and other services.

2.  The Trust hereby appoints the Adviser to provide the investment advisory services specified in this Contract and the Adviser hereby accepts such appointment.

3. (a) The Adviser shall, at its expense, (i) employ or associate with itself such persons as it believes appropriate to assist it in performing its obligations under this Contract and (ii) provide all services, equipment and facilities necessary to perform its obligations under this
Contract.  The Adviser may from time to time seek research assistance and rely on investment management resources available to it through its affiliated companies, but in no case shall such reliance relieve the Adviser of any of its obligations hereunder, nor shall the Trust be responsible for any additional fees or expenses hereunder as a result.

 (b) The Trust shall be responsible for all of its expenses and liabilities, including compensation of its Trustees who are not affiliated with the Adviser, the Distributor or any of their affiliates; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent accountants and legal counsel; trade association membership dues;
fees and expenses of any custodian (including maintenance of books and accounts and calculation of the net asset value of shares of the Trust), transfer agent, registrar and dividend disbursing agent of the Trust;
expenses of issuing, selling, redeeming, registering and qualifying for sale shares of beneficial interest in the Trust; expenses of preparing and printing share certificates, prospectuses and reports to shareholders, notices, proxy statements and reports to regulatory agencies; the cost of office supplies, including stationery; travel expenses of all officers,
Trustees and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders' meetings;
organizational expenses; and extraordinary expenses.  Notwithstanding the foregoing, the Trust may enter into a separate agreement, which shall be controlling over this contract, as amended, pursuant to which some or all of the foregoing expenses of this Section 3(b) shall be the responsibility of the other party or parties to that agreement.

4. (a) The Adviser shall provide to the Trust investment guidance and policy direction in connection with the management of the Funds and
Portfolios, including oral and written research, analysis, advice, and statistical and economic data and information.

 Consistent with the investment objectives, policies and
restrictions applicable to the Trust and its Funds and Portfolios, the
Adviser will determine the securities and other assets to be purchased or sold by each Fund or Portfolio of the Trust and will determine what portion of each Fund or Portfolio shall be invested in securities or other assets, and what portion, if any, should be held uninvested.

 The Trust will have the benefit of the investment analysis
and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to investment advisory clients of the Adviser.  It is understood that the Adviser will not use any inside information pertinent to investment decisions undertaken in connection with this Contract that may be in its possession or in the possession of any of its affiliates, nor will the Adviser seek to obtain any such information.

 (b) The Adviser also shall provide to the officers of the
Trust administrative assistance in connection with the operation of the Trust, the Funds and Portfolios, which shall include (i) compliance with all reasonable requests of the Trust for information, including information required in connection with the Trust's filings with the Securities and
Exchange Commission and state securities commissions, and (ii) such other services as the Adviser shall from time to time determine to be necessary or useful to the administration of the Trust, Funds and Portfolios.

 (c) As manager of the assets of the Funds and Portfolios,
the Adviser shall make investments for the account of the Funds and Portfolios in accordance with the Adviser's best judgment and within the investment objectives, policies, and restrictions set forth in the Prospectus, the 1940
Act and the provisions of the Internal Revenue Code relating to regulated investment companies, subject to policy decisions adopted by the Trust's
Board of Trustees.

 (d) The Adviser shall furnish to the Trust's Board of
Trustees periodic reports on the investment performance of the Trust and its
Funds and Portfolios and on the performance of its obligations under this
Contract and shall supply such additional reports and information as the
Trust's officers or Board of Trustees shall reasonably request.

 (e) On occasions when the Adviser deems the purchase or
sale of a security to be in the best interest of a Fund or Portfolio as well as other of its clients, the Adviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution of the order or lower brokerage commissions, if any.
The Adviser may also on occasion purchase or sell a particular security for one or more clients in different amounts.
On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other customers.

 (f) The Adviser may cause a Fund and/or Portfolio to pay
a broker which provides brokerage and research services to the Adviser a commission for effecting a securities transaction in excess of the amount another broker might have charged.  Such higher commissions may not be paid unless the Adviser determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the Adviser's overall responsibilities to the Trust and any other of the Adviser's clients.

5. The Adviser shall give the Trust the benefit of the Adviser's best judgment and efforts in rendering services under this Contract.  As an inducement to the Adviser's undertaking to render these services, the Trust agrees that the Adviser shall not be liable under this Contract for any mistake in judgment or in any other event whatsoever, provided that nothing in this Contract shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties under this
Contract or by reason of the Adviser's reckless disregard of its obligations and duties hereunder.

6. In consideration of the services to be rendered by the Adviser under this Contract, each Fund and each Portfolio of the Trust shall pay the
Adviser a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund or Portfolio, as applicable, during the preceding month, at the annual rates provided for in Exhibit A, as such Exhibit A may be amended from time to time.

 If the fees payable to the Adviser pursuant to this paragraph 6 begin to accrue before the end of any month or if this Contract terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be pro-rated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs.  For purposes of calculating the monthly fees, the value of the net assets of each Fund and each Portfolio shall be computed in the manner specified in the Prospectus for the computation of net asset value.  For purposes of this Contract, a "business day" is any day the New York Stock
Exchange is open for trading.

7. If the aggregate expenses of every character incurred by, or allocated to, the Trust in any fiscal year, other than interest, taxes, brokerage commissions and other portfolio transaction expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles and any extraordinary expense (including, without limitation, litigation and indemni-fication expense), but including the fees payable under this Contract ("includable expenses"), exceed any expense limitations applicable to the Trust imposed by state securities laws or regulations thereunder, as these limitations may be raised or lowered from time to time, the Adviser shall pay the Trust an amount equal to that excess.
With respect to portions of a fiscal year in which this Contract shall be in effect, the foregoing limitations shall be pro-rated according to the proportion which that portion of the fiscal year bears to the full fiscal year.  At the end of each month of the Trust's fiscal year, the Adviser will review the includable expenses accrued during that fiscal year to the end of the period and shall estimate the contemplated includable expenses for the balance of that fiscal year.  If, as a result of that review and estimation, it appears likely that the includable expenses will exceed the limitations referred to in this paragraph 7 for a fiscal year with respect to the Trust, the monthly fees relating to the Trust payable to the Adviser under this
Contract and under the Administration Agreement for such month shall be reduced, subject to a later reimbursement to reflect actual expenses, by an amount equal to a pro rata portion (pro-rated on the basis of the remaining months of the fiscal year, including the month just ended) of the amount by which the includable expenses for the fiscal year (less an amount equal to the aggregate of actual reductions made to this provision with respect to prior months of the fiscal year) are expected to exceed the limitations provided in this paragraph 7.  For purposes of the foregoing, the value of the net assets of each Fund and each Portfolio of the Trust shall be computed in the manner specified in paragraph 6, and any payments required to be made by the Adviser shall be made once a year promptly after the end of the Trust's fiscal year.

8. (a) This Contract shall become effective with respect to the
Funds and Portfolios on May 5, 2000 (and, with respect to any amendment, or with respect to any additional fund or portfolio, the date of the amendment or Supplement hereto) and shall continue in effect with respect to a Fund or
Portfolio for a period of more than two years from that date (or, with respect to any additional fund or portfolio, the date of the Supplement) only so long as the continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or Portfolio or by the Trust's Board of Trustees
and (ii) by the vote, cast in person at a meeting called for such purpose, of a majority of the Trust's trustees who are not parties to this Contract or
"interested persons" (as defined in the 1940 Act) of any such party.

 (b) This Contract may be terminated with respect to a
Fund or Portfolio (or any additional fund or portfolio) at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or Portfolio or by a vote of a majority of the Trust's entire Board of Trustees on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the
Trust.  This Contract (or any Supplement hereto) shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

9.   Except to the extent necessary to perform the Adviser's
obligations under this Contract, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

10. The investment management services of the Adviser to the Trust under this contract are not to be deemed exclusive as to the Adviser and the
Adviser will be free to render similar services to others.

11. This Contract shall be construed in accordance with the laws of the
State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

12. The Declaration of Trust establishing the Trust, as amended and restated effective March 31, 2000, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the Office of the
Secretary of the Commonwealth of Massachusetts, provides that the name "PIMCO
Funds" refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

 If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

    Very truly yours,

    PIMCO FUNDS

    By:   /s/ Wes Burns
    Title: President
ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:   /s/ Brent R. Harris
Title: Managing Director

PIMCO\OFFICIAL DOCUMENTS\PIMS\INVESTMENT ADV

Investment Advisory Contract
EXHIBIT A
(as of February 28, 2006)

PIMCO Funds

Fund Investment Advisory Fee

All Asset Fund      0.20%
Japanese StocksPLUS TR Strategy Fund   0.55%
All Asset All Authority Fund    0.25%
Liquid Assets Fund     0.10%
California Intermediate Municipal Bond Fund  0.225%
Loan Obligation Fund     0.25%
Long Duration Fund     0.25%
California Municipal Bond Fund    0.225%
Long-Term U.S. Government Fund    0.225%
Commercial Mortgage Securities Fund   0.40%
Low Duration Fund     0.25%
CommodityRealReturn Strategy Fund   0.49%
Low Duration Fund II     0.25%
Convertible Fund     0.40%
Low Duration Fund III     0.25%
Developing Local Markets   0.45%
Moderate Duration Fund     0.25%
Diversified Income Fund    0.45%
Money Market Fund     0.12%
Emerging Markets Bond Fund    0.45%
Municipal Bond Fund     0.225%
European Convertible Fund    0.50%
New York Municipal Bond Fund    0.225%
European StocksPLUS TR Strategy Fund   0.55%
Real Return Fund     0.25%
Far East (Ex-Japan) StocksPLUS TR Strategy Fund 0.55%
Real Return Fund II     0.25%
Real Return Asset Fund    0.35%
Floating Income Fund     0.30%
RealEstateRealReturn Strategy Fund   0.49%
Foreign Bond Fund (U.S. Dollar-Hedged)   0.25%
Short Duration Municipal Income Fund   0.20%
Foreign Bond Fund (Unhedged)    0.25%
Short-Term Fund     0.25%
Fundamental IndexPLUS     0.45%
Small Cap StocksPLUS TR Fund    0.49%
Fundamental IndexPLUS TR    0.54%
StocksPLUS Fund     0.35%
Global Bond Fund (Unhedged)    0.25%
StocksPLUS Municipal-Backed Fund   0.44%
Global Bond Fund (U.S. Dollar-Hedged)   0.25%
StocksPLUS TR Short Strategy Fund   0.49%
GNMA Fund      0.25%
StocksPLUS Total Return Fund    0.49%
High Yield Fund     0.25%
Total Return Fund     0.25%
International StocksPLUS TR Strategy Fund 0.55%
Total Return Fund II     0.25%
Total Return Fund III     0.25%
Investment Grade Corporate Bond Fund   0.25%
Total Return Mortgage Fund    0.25%

Private Account Portfolio Series

Portfolio Investment Advisory Fee

Asset-Backed Securities Portfolio   0.02%
Mortgage Portfolio II     0.02%
Mortgage Portfolio II     0.02%
Asset-Backed Securities Portfolio II   0.02%
Municipal Sector Portfolio    0.02%
Emerging Markets Portfolio    0.02%
Opportunity Portfolio     0.02%
Developing Local Markets Portfolio   0.02%
High Yield Portfolio     0.02%
Real Return Portfolio     0.02%
Short-Term Portfolio     0.02%
International Portfolio    0.02%
Short-Term Portfolio II    0.02%
Investment Grade Corporate Portfolio   0.02%
U.S. Government Sector Portfolio   0.02%
Mortgage Portfolio     0.02%
U.S. Government Sector Portfolio II   0.02%